UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         March 14, 2014

USA TRUCK, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19858	71-0556971
(Commission File Number)	(I.R.S. Employer Identification No.)

3200 Industrial Park Road
Van Buren, Arkansas	72956
(Address of Principal Executive Offices)	(Zip Code)

(479) 471-2500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On March 14, 2014, USA Truck, Inc., a Delaware corporation (the "Company"), and its wholly owned subsidiary, entered into a First Amendment to Loan Documents (the "First Amendment") with Wells Fargo, National Association, as administrative agent and a lender (the "Agent") and PNC Bank, National Association, as a lender (together with the Agent, the "Lenders"), which, among other things, amends that certain Credit Agreement, dated as of August 24, 2012, by and among the Company, its wholly owned subsidiary, and the Lenders (the "Credit Agreement").

Among other things, the First Amendment, which is effective as of December 31, 2013, amends the Credit Agreement such that, if the Company does not maintain the minimum suppressed availability threshold of $30.0 million during calendar year 2014, the Company's borrowing availability under the Credit Agreement will reduce by the amount of the shortfall below $30.0 million.  After calendar year 2014, if the Company does not maintain the minimum suppressed availability threshold of $30.0 million, the advance rate on eligible revenue equipment will reduce, and if at least $20.0 million of suppressed availability is not maintained, a permanent amortization of the revenue equipment portion of the Company's borrowing base at the rate of 1/72nd, or approximately $1.5 million per month, would result, based on the December 31, 2013, revenue equipment collateral.  At December 31, 2013, the Company's suppressed availability was $24.0 million, which reduced borrowing availability by $6.0 million, to $33.4 million.

The foregoing summary of the terms and conditions of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the First Amendment, which is attached as Exhibit 10.1, and the Credit Agreement, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on August 30, 2012.

Item 9.01                      Financial Statements and Exhibits

(d) Exhibits

10.1 First Amendment to Loan Documents, dated March 14, 2014, among USA Truck, Inc., International Freight Services, Inc., Wells Fargo Bank, National Association, as administrative agent and a lender, and PNC Bank, National Association, as a lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA Truck, Inc.
(Registrant)

Date:	March 18, 2014	/s/ John M. Simone
John M. Simone
President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit
10.1
First Amendment to Loan Documents, dated March 14, 2014, among USA Truck, Inc., International Freight Services, Inc., Wells Fargo Bank, National Association, as administrative agent and a lender, and PNC Bank, National Association, as a lender